EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 6, 1998 on the consolidated financial statements of First Community Bancshares, Inc. and subsidiary (the "Company") and to the reference made to us under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form SB-2 filed by First Community Bancshares, Inc. and subsidiary with the United States Securities and Exchange Commission.



/s/ Olive LLP
Indianapolis, Indiana
October 26, 1998